EXHIBIT 10.41

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 31, 2006, by and between Modtech Holdings, Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd. (the “Purchaser”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof, by and among the Purchaser, the Company (as amended, modified or supplemented from time to time, the “Purchase Agreement”), and pursuant to the Convertible Note and the Warrants referred to therein.

The Company and the Purchaser hereby agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

“Convertible Note” has the meaning set forth in the Purchase Agreement.

“Effectiveness Date” means, (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than one hundred eighty (180) days following the date hereof and (ii) with respect to each additional Registration Statement required to be filed hereunder (if any), a date no later than sixty (60) days following the applicable Filing Date.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Filing Date” means, with respect to the Registration Statement required to be filed hereunder in respect of the shares of Common Stock (a) issuable upon conversion of the Convertible Note, a date no later than ninety (90) days following the date hereof, (b) issuable upon exercise of any Warrant, the date which is ninety (90) days after the issuance of such Warrant, and (c) with the shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price or the Exercise Price, as the case may be, made pursuant to the Convertible Note or such Warrant or otherwise, thirty (30) days after the occurrence of such event or the date of the adjustment of the Exercise Price, as the case may be.

“Holder” or “Holders” means the Purchaser or any of its affiliates or transferees to the extent any of them hold Registrable Securities, other than those purchasing Registrable Securities in a market transaction.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning given to such term in the Preamble hereto.

“Registrable Securities” means the shares of Common Stock issued upon the conversion of the Convertible Note and issuable upon exercise of any Warrants.

“Registration Statement” means each registration statement required to be filed hereunder, including the Prospectus therein, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute.

“Trading Market” means any of the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, the NASDAQ National Markets System, the American Stock Exchange or the New York Stock Exchange

“Warrants” means the Common Stock purchase warrants issued in connection with the Purchase Agreement, whether on the date thereof or thereafter.

2. Registration.

(a) On or prior to the Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the Registrable Securities for a selling stockholder resale offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith). The Company shall cause each Registration Statement to become effective and remain effective as provided herein. The Company shall use its best efforts to cause each Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the Effectiveness Date. The Company shall use its reasonable commercial efforts to keep each Registration Statement continuously effective under the Securities Act until the date which is the earlier date of when (i) all Registrable Securities covered by such Registration Statement have been sold or (ii) all Registrable Securities covered by such Registration Statement may be sold immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144(k), as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”).

(b) If: (i) the Registration Statement is not filed on or prior to the Filing Date; (ii) the Registration Statement is not declared effective by the Commission by the Effectiveness Date; (iii) after the Registration Statement is filed with and declared effective by the Commission, the Registration Statement ceases to be effective (by suspension or otherwise) as to all Registrable Securities to which it is required to relate at any time prior to the expiration of the Effectiveness Period (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed thirty (30) days in the aggregate per year (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) or more than twenty (20) consecutive calendar days; or (iv) the Common Stock is not listed or quoted, or is suspended from trading on any Trading Market for a period of three (3) consecutive Trading Days (provided the Company shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Trading Market); (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such thirty (30) day or twenty (20) consecutive day period (as the case may be) is exceeded, or for purposes of clause (v) the date on which such three (3) Trading Day period is exceeded, being referred to as “Event Date”), then until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% for each thirty (30) day period (prorated for partial periods) on a daily basis of the original principal amount of the Notes; provided that, the maximum aggregate amount of liquidated damages that may be charged to the Company pursuant to this Section 2(b) shall not exceed 10% of the initial principal amount of the Notes. While such Event continues, such liquidated damages shall be paid not less often than each thirty (30) days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid within three (3) days following the date on which such Event has been cured by the Company. At its option, the Company may pay up to fifty percent (50%) of the liquidated damages (the “Equity Damage Amount”) by delivering from time to time to the Holder, which such deliveries shall occur simultaneously with delivery to the Holder of the cash portion of the liquidated damage amounts as required by this Section 2(b), warrants (the “New Warrants”) substantially identical to the Warrants (except that the per share exercise price under the New Warrants shall be equal to the par value of the Common Stock) to purchase that number of shares of Common Stock whose aggregate Fair Market Value (as hereafter defined) equals the Equity Damage Amount. For purposes hereof, “Fair Market Value” shall mean the average of the closing price of the Common Stock for the ten (10) trading days immediately prior to issuance of the applicable New Warrants. The shares of Common Stock issuable upon exercise of any New Warrants shall be included within the definition of Registrable Securities and shall be included within (I) the initial Registration Statement if the liquidated damages arise from an Event occurring prior to the date such initial Registration Statement is declared effective by the SEC and (II) a new Registration Statement to be filed on or prior to the applicable Filing Date and declared effective by the SEC on or prior to the applicable Effectiveness Date, in the event the liquidated damages arise from an Event occurring after the date the initial Registration Statement is declared effective by the SEC.

(c) Within three (3) business days of the Effectiveness Date, the Company shall cause its counsel to issue a blanket opinion in the form attached hereto as Exhibit A, to the transfer agent stating that the shares are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by the Purchaser and confirmation by the Purchaser that it has complied with the prospectus delivery requirements, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn. Copies of the blanket opinion required by this Section 2(c) shall be delivered to the Purchaser within the time frame set forth above.

3. Registration Procedures. If and whenever the Company is required by the provisions hereof to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, respond as promptly as possible to any comments received from the Commission, and use its best efforts to cause the Registration Statement to become and remain effective for the Effectiveness Period with respect thereto, and promptly provide to the Purchaser copies of all filings and Commission letters of comment relating thereto;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and to keep such Registration Statement effective until the expiration of the Effectiveness Period applicable to such Registration Statement;

(c) furnish to the Purchaser such number of copies of the Registration Statement and the Prospectus included therein (including each preliminary Prospectus) as the Purchaser reasonably may request to facilitate the public sale or disposition of the Registrable Securities covered by the Registration Statement;

(d) use its best efforts to register or qualify the Purchaser’s Registrable Securities covered by such Registration Statement under the securities or “blue sky” laws of such jurisdictions within the United States as the Purchaser may reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e) list the Registrable Securities covered by such Registration Statement with any securities exchange on which the Common Stock of the Company is then listed;

(f) promptly (and in any event within three (3) Business Days following such occurrence) notify the Purchaser at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(g) make available for inspection by the Purchaser and any attorney, accountant or other agent retained by the Purchaser, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the attorney, accountant or agent of the Purchaser.

4. Registration Expenses. All expenses relating to the Company’s compliance with Sections 2 and 3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of, and disbursements incurred by, one counsel for the Holders are called “Registration Expenses”. All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Holders beyond those included in Registration Expenses, are called “Selling Expenses.” The Company shall only be responsible for all Registration Expenses.

5. Indemnification.

(a) In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Purchaser, and its officers, directors and each other person, if any, who controls the Purchaser within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser, or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus (unless connected in the final sale prospectus) or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser, and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of the Purchaser or any such person in writing specifically for use in any such document.

(b) In the event of a registration of the Registrable Securities under the Securities Act pursuant to this Agreement, the Purchaser will indemnify and hold harmless the Company, and its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact which was furnished in writing by the Purchaser to the Company expressly for use in (and such information is contained in) the Registration Statement under which such Registrable Securities were registered under the Securities Act pursuant to this Agreement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such person for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Purchaser will be liable in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for use in any such document. Notwithstanding the provisions of this paragraph, the Purchaser shall not be required to indemnify any person or entity in excess of the amount of the aggregate net proceeds received by the Purchaser in respect of Registrable Securities in connection with any such registration under the Securities Act.

(c) Promptly after receipt by a party entitled to claim indemnification hereunder (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against a party hereto obligated to indemnify such Indemnified Party (an “Indemnifying Party”), notify the Indemnifying Party in writing thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to such Indemnified Party other than under this Section 5(c) and shall only relieve it from any liability which it may have to such Indemnified Party under this Section 5(c) if and to the extent the Indemnifying Party is prejudiced by such omission. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume and undertake the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 5(c) for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; if the Indemnified Party retains its own counsel, then the Indemnified Party shall pay all fees, costs and expenses of such counsel, provided, however, that, if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel for the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party or if counsel for the Indemnified Party shall have reasonably concluded that the interests of the Indemnified Party may reasonably be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

(d) In order to provide for just and equitable contribution in the event of joint liability under the Securities Act in any case in which either (i) the Purchaser, or any officer, director or controlling person of the Purchaser, makes a claim for indemnification pursuant to this Section 5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Purchaser or such officer, director or controlling person of the Purchaser in circumstances for which indemnification is provided under this Section 5; then, and in each such case, the Company and the Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Purchaser is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, provided, however, that, in any such case, (A) the Purchaser will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

6. Representations and Warranties.

(a) The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except with respect to certain matters which the Company has disclosed to the Purchaser on Schedule 4.21 to the Purchase Agreement, the Company has filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company has filed (i) its Annual Report on Form 10-K for its fiscal year ended December 31, 2005 and (ii) its Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2006, and June 30, 2006 (collectively, the “SEC Reports”). Each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes, customary year-end adjustments, or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

(b) The Common Stock is listed or quoted, as applicable, for trading on the NASDAQ Global Market and satisfies all requirements for the continuation of such listing or quotation, as applicable, and the Company shall do all things necessary for the continuation of such listing or quotation, as applicable. The Company has not received any notice that its Common Stock will be delisted from or no longer be quoted on, as applicable, the NASDAQ Global Market (except for prior notices which have been fully remedied) or that the Common Stock does not meet all requirements for the continuation of such listing or quotation, as applicable.

(c) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to the Purchase Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Common Stock pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(d) The Warrants, the Convertible Note and the shares of Common Stock that the Purchaser may acquire pursuant to any Warrants and the Convertible Note are all restricted securities under the Securities Act as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Registrable Securities at such time as such Registrable Securities are registered for public sale or it has received an opinion of counsel that an exemption from registration is available, except as required by federal or state securities laws.

(e) The Company understands the nature of the Registrable Securities issuable upon the conversion of the Convertible Note the exercise of any Warrants and recognizes that the issuance of such Registrable Securities may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Registrable Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

(f) Except for agreements made in the ordinary course of business, there is no agreement that has not been filed with the Commission as an exhibit to a registration statement or to a form required to be filed by the Company under the Exchange Act, the breach of which could reasonably be expected to have a material and adverse effect on the Company and its subsidiaries, or would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

(g) The Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for the full conversion of the Convertible Note and exercise of the Warrants.

(h) The Company shall provide written notice to each Holder of (i) the occurrence of each Discontinuation Event (as defined below) and (ii) the declaration of effectiveness by the SEC of each Registration Statement required to be filed hereunder, in each case within one (1) business day of the date of each such occurrence and/or declaration.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their respective obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

(b) No Piggyback on Registrations. Except as and to the extent set forth on Schedule 7(b) hereto, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in any Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right for inclusion of shares in the Registration Statement to any of its security holders. Except as and to the extent specified in Schedule 7(b) hereto, the Company has not previously entered into any agreement granting any registration rights with respect to any of its securities to any person or entity that have not been fully satisfied.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to each Registration Statement.

(d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Agreement, a “Discontinuation Event” shall mean (i) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or Prospectus or for additional information; (iii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Piggy-Back Registrations. If at any time after the date hereof there is not an effective Registration Statement covering all of the Registrable Securities required to be covered hereunder and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required consent of any selling stockholder(s) to such inclusion under such registration statement.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

(g) Notices. Any notice or request hereunder may be given to the Company or the Purchaser at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section 7(g). Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail, Federal Express or other national overnight next day carrier (collectively, “Courier”) or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, in the case of a Courier, the next business day following timely delivery of the package with the Courier, and, in the case of a telecopy, when confirmed. The address for such notices and communications shall be as follows:

If to the Company:	Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Attention: Chief Financial Officer Facsimile: (951) 943-9655

with a copy to:	Haddan & Zepfel LLP 500 Newport Center Drive Suite 580 Newport Beach, California 92660 Attention: Robert J. Zepfel, Esq. Facsimile: (949) 706-6060

If to a Purchaser:	To the address set forth under such Purchaser name on the signature pages hereto.

If to any other Person who is then the registered Holder:	To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter in accordance with this Section 7(g) by such Person.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the persons and entities as permitted under the Purchase Agreement.

(i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) Governing Law, Jurisdiction and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. The Company hereby consents and agrees that the state or federal courts located in the County of New York, State of New York shall have exclusion jurisdiction to hear and determine any Proceeding between the Company, on the one hand, and the Purchaser, on the other hand, pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, that the Purchaser and the Company acknowledge that any appeals from those courts may have to be heard by a court located outside of the County of New York, State of New York, and further provided, that nothing in this Agreement shall be deemed or operate to preclude the Purchaser from bringing a Proceeding in any other jurisdiction to collect the obligations, to realize on the Collateral or any other security for the obligations, or to enforce a judgment or other court order in favor of the Purchaser. The Company expressly submits and consents in advance to such jurisdiction in any Proceeding commenced in any such court, and the Company hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens. The Company hereby waives personal service of the summons, complaint and other process issued in any such Proceeding and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to the Company at the address set forth in Section 7(g) and that service so made shall be deemed completed upon the earlier of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. The parties hereto desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any Proceeding brought to resolve any dispute, whether arising in contract, tort, or otherwise between the Purchaser and/or the Company arising out of, connected with, related or incidental to the relationship established between then in connection with this Agreement. If either party hereto shall commence a Proceeding to enforce any provisions of this Agreement, the Purchase Agreement or any other Related Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Balance of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

MODTECH HOLDINGS, INC.

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:
Name:
Title:

Address for Notices:

Laurus Master Fund, Ltd. c/o M&C Corporate Services Limited P.O. Box 309 GT Ugland House George Town South Church Street Grand Cayman, Cayman Islands Facsimile: 345-949-8080

with copy to:

Laurus Capital Management, LLC 825 Third Avenue, 17th Floor New York, NY 10022 Attention: Portfolio Services Facsimile: 212-541-4410

EXHIBIT A

____________, 200___

[Continental Stock Transfer
& Trust Company
Two Broadway
New York, New York 10004
Attn: William Seegraber]

Re:	Modtech Holdings, Inc. Registration Statement on Form [S-3]

Ladies and Gentlemen:

As counsel to Modtech Holdings, Inc., a Delaware corporation (the “Company”), we have been requested to render our opinion to you in connection with the resale by the individuals or entitles listed on Schedule A attached hereto (the “Selling Stockholders”), of an aggregate of __________ shares (the “Shares”) of the Company’s Common Stock.

A Registration Statement on Form [S-3] under the Securities Act of 1933, as amended (the “Act”), with respect to the resale of the Shares was declared effective by the Securities and Exchange Commission on [date]. Enclosed is the Prospectus dated [date]. We understand that the Shares are to be offered and sold in the manner described in the Prospectus.

This letter shall serve as our notice to you that the Shares are, as of this date, freely transferable by the Selling Stockholders pursuant to the Registration Statement. Unless you receive separate notice or instructions from us following the date hereof, you need not require further letters from us to effect any future legend-free issuance or re-issuance of the Shares.

Very truly yours,

[Company counsel]

Schedule A to Exhibit A

Selling Stockholder	R/N/O	Shares Being Offered

SCHEDULE 7(b)

The Company is a party to the First Amended and Restated Registration Rights Agreement with Amphora Limited, Peninsula Catalyst Fund, L.P., and others, dated August 5, 2005. The registration statement described therein has been declared effective, but there are ongoing obligations under the agreement, including indemnification provisions.

The Company is also a party to a Registration Rights Agreement with Amphora Limited, dated October 31, 2006, with respect to 189,189 shares of common stock. The registration statement described therein has not yet been filed.